EXHIBIT 99.1

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST DECLARES PREFERRED STOCK DIVIDEND

      DALLAS — (March 15, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced the Board of Directors has declared a quarterly cash dividend of $0.5344 per diluted share for the Company’s 8.55% Series A Cumulative Preferred Stock for the first quarter ending March 31, 2005. The dividend is payable on April 15, 2005, to shareholders of record as of March 31, 2005.

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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254          Phone: (972) 490-9600